II-4
     Page 1
   As filed with the Securities and Exchange Commission on May
                            23, 2000
                                    Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549
                     ______________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              Under
                   the Securities Act of 1933
                     ______________________

                 ARCHER-DANIELS-MIDLAND COMPANY
     (Exact name of Registrant as specified in its charter)

       Delaware                                 41-0129150
   (State or other                           (I.R.S. Employer
   jurisdiction of                          Identification No.)
   incorporation or
    organization)

 4666 Faries Parkway                               62526
  Decatur, Illinois                             (Zip Code)
(Address of principal
  executive offices)

   ARCHER-DANIELS-MIDLAND COMPANY INCENTIVE COMPENSATION PLAN
                    (Full title of the plan)

                         D.  J. Smith
                Vice President, Secretary and
                       General Counsel
                Archer-Daniels-Midland Company
                     4666 Faries Parkway
                   Decatur, Illinois 62526
                (Name and address of agent for
                           service)

  Telephone number, including area code, of agent for service:
                         (217) 424-5200
                     ______________________

                 CALCULATION OF REGISTRATION FEE
[CAPTION]

                                        Proposed
                          Proposed       Maximum
  Title of    Amount      maximum       Aggregate     Amount of
 securities    to be      offering      Offering     registrati
     to      register      price      price (1) (2)      on
     be       ed (1)     per share                       fee
 registered               (1) (2)
Common Stock 10,000,0
(without par    00        $10.6562    $106,562,000     $28,133
   value)     shares
/TABLE
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(1)  The  Registration Statement relates to 10,000,000 shares  of
     Common  Stock  to  be offered pursuant to  the  Registrant's
     Incentive Compensation Plan.
(2)  Estimated  solely  for the purpose of the  registration  fee pursuant to Rule 457(h)(1) based on the average of the  high and  low  sales prices per share of the Registrant's  Common
     Stock  on  May 18, 2000, as reported on the New  York  Stock
     Exchange Composite Tape.

                 ARCHER-DANIELS-MIDLAND COMPANY

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

           The following documents, previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), are, as of their respective dates, incorporated by reference and made a part hereof:

                (1)   The  Annual Report on Form 10-K of  Archer-
          Daniels-Midland Company (the "Company") for the  fiscal
          year  ended  June  30,  1999  (which  incorporates   by
          reference certain portions of the Company's 1999 Annual
          Report  to Shareholders, including financial statements
          and   notes  thereto,  and  certain  portions  of   the
          Company's Definitive Notice and Proxy Statement for the
          Company's  Annual  Meeting  of  Shareholders  held   on
          October 21, 1999) (File No. 001-00044).

                (2)   All other reports filed pursuant to Section
          13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in
          (1) above (File No. 001-00044).

               (3)  The description of the Company's Common Stock
          which  is  included  in  registration  statements   and
          reports filed under the Exchange Act from time to time.

           All reports and other documents subsequently filed  by
the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
Exchange   Act  subsequent  to  the  date  of  this  Registration
Statement  and prior to the filing of a post-effective  amendment which  indicate  that all of the shares of Common  Stock  offered have been sold or which deregister all shares of the Common Stock then  remaining  unsold  shall be deemed to  be  incorporated  by reference in and a part of this Registration Statement  from  the date of filing of such documents.

           Any statement contained in a document incorporated, or
deemed to be incorporated, by reference herein shall be deemed to be  modified  or  superseded for purposes  of  this  Registration
Statement  to  the  extent that a statement contained  herein  or incorporated  herein  by reference or in any  other  subsequently filed  document  that also is or is deemed to be incorporated  by
reference  herein  modifies or supersedes  such  statement.   Any
statement  so modified or superseded shall not be deemed,  except as  so  modified  or superseded, to constitute  a  part  of  this
Registration Statement.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.
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Item 6.   Indemnification of Directors and Officers.

           Under  Delaware Law, a corporation may  indemnify  any
person who was or is a party or is threatened to be made a  party to  an  action  (other than an action by or in the right  of  the corporation)  by  reason of his service as a  director,  officer, employee  or  agent of the corporation, or his  service,  at  the corporation's request, as a director, officer, employee or  agent of  another  corporation  or other enterprise,  against  expenses
(including  attorneys'  fees) that are  actually  and  reasonably incurred  by  him ("Expenses"), and judgments, fines and  amounts paid  in settlement of the action, provided that he acted in good faith  and  in a manner he reasonably believed to be  in  or  not opposed to the corporation's best interests, and, with respect to any  criminal  action or proceeding, had no reasonable  cause  to believe  that  his conduct was unlawful.  Although  Delaware  Law permits  a corporation to indemnify any person referred to  above against Expenses in connection with the defense or settlement  of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to  be in  or  not opposed to the corporation's best interests,  if  the person has been judged liable to the corporation, indemnification is  only  permitted to the extent that the Court of Chancery  (or the  court  in  which  the action was brought)  determines  that, despite the adjudication of liability, the person is entitled  to
indemnity for such Expenses as the court deems proper.   Delaware
Law  also provides for mandatory indemnification of any director, officer,  employee or agent against Expenses to the  extent  such person  has  been  successful in any proceeding  covered  by  the
statute.   In addition, Delaware Law permits (i) corporations  to
include  a  provision  in  their  certificates  of  incorporation limiting or eliminating the personal liability of a director to a corporation or its stockholders, under certain circumstances, for monetary  damages or breach of fiduciary duty as a  director  and
(ii) the general authorization of advancement of a director's  or officer's  litigation expenses, including by means of a mandatory charter  or bylaw provision to that effect, in lieu of  requiring the  authorization of such advancement by the board of  directors
in  specific  cases.   In addition, Delaware  Law  provides  that
indemnification  and  advancement of  expenses  provided  by  the statute  shall  not be deemed exclusive of any  other  rights  to which  those  seeking indemnification or advancement of  expenses may be entitled under any bylaw, agreement or otherwise.

           Article Fourteenth of the Registrant's Certificate  of
Incorporation and Article VI of its Bylaws provide for the  broad indemnification  of the Registrant's officers and  directors  and
limit   the  personal  monetary  liability  of  the  Registrant's
directors to the fullest extent permitted by Delaware  Law.   The
Registrant  has also entered into indemnification contracts  with certain  of  its  directors and officers and maintains  insurance coverage  relating  to certain liabilities of its  directors  and officers.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

     Exhibit                            Description

     4(1)                Archer-Daniels-Midland Company Incentive
                         Compensation Plan.

     5                   Opinion of D.  J. Smith.

     23.1                Consent  of  D.  J. Smith (contained  in
                         Exhibit    5    to   this   Registration
                         Statement).

     23.2                Consent of Ernst & Young LLP.

     24                  Powers of Attorney.

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Item 9.   Undertakings.

     A.   The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                     (i)   To include any prospectus required  by
          Section 10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus any facts
          or  events  arising  after the effective  date  of  the
          Registration    Statement   (or   the    most    recent
          post-effective  amendment thereof) which,  individually
          or  in the aggregate, represent a fundamental change in
          the   information   set  forth  in   the   Registration
          Statement.  Notwithstanding the foregoing, any increase
          or  decrease  in volume of securities offered  (if  the
          total  dollar  value of securities  offered  would  not
          exceed  that  which was registered) and  any  deviation
          from  the  low  or  high end of the  estimated  maximum
          offering  range  may  be  reflected  in  the  form   of
          prospectus  filed  with  the  Commission  pursuant   to
          Rule 424(b) if, in the aggregate, the changes in volume
          and  price  represent  no more than  a  twenty  percent
          change  in  the  maximum aggregate offering  price  set
          forth in the "Calculation of Registration Fee" table in
          the effective Registration Statement; and

                    (iii)     To include any material information
          with respect to the plan of distribution not previously
          disclosed in the Registration Statement or any material
          change   to   such  information  in  the   Registration
          Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)   To  remove  from  registration  by  means  of  a
     post-effective   amendment  any  of  the  securities   being
     registered  which  remain unsold at the termination  of  the offering.

      B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.    Insofar  as  indemnification for liabilities  arising
under  the  Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant  to  the foregoing provisions, or otherwise, the Company has been  advised that  in  the  opinion of the Securities and Exchange  Commission such indemnification is against public policy as expressed in the
Act  and is, therefore, unenforceable.  In the event that a claim for  indemnification  against such liabilities  (other  than  the payment  by  the  Company  of expenses  incurred  or  paid  by  a director,  officer or controlling person of the  Company  in  the successful defense of any action, suit or proceeding) is asserted by  such  director, officer or controlling person  in  connection with the securities being registered, the Company will, unless in the  opinion  of  its  counsel the matter  has  been  settled  by
controlling   precedent,  submit  to  a  court   of   appropriate
jurisdiction the question whether such indemnification by  it  is against  public  policy  as expressed in  the  Act  and  will  be governed by the final adjudication of such issue.
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                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on May 23, 2000.

                              ARCHER-DANIELS-MIDLAND COMPANY


                              By   /s/ D.  J. Smith
                                   D.  J. Smith
                                    Vice President, Secretary and
General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 23, 2000.

Signature                          Title


/s/ G. Allen Andreas, Jr.               Chief Executive Officer
G. Allen Andreas, Jr.              (Principal Executive Officer)

/s/  Douglas  J.  Schmalz             Vice  President  and  Chief
Financial Officer
Douglas J. Schmalz            (Principal Financial Officer)

/s/ Steven R. Mills           Vice President and Controller
Steven R. Mills                    (Principal Accounting Officer)

Dwayne O. Andreas*  Director
G. Allen Andreas, Jr.*   Director
David J. Mimran*    Director
F. Ross Johnson*         Director
Robert S. Strauss*  Director
J.K. Vanier*        Director
O.G.  Webb*           Director       A majority of the  Board  of
Directors
M. Brian Mulroney*  Director
Gaylord O. Coan*    Director
John R. Block*      Director
Richard R. Burt*         Director
Mollie Hale Carter* Director
Andrew Young*       Director

* D. J. Smith, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.

                              By   /s/ D.  J. Smith
                                   D.  J. Smith, Attorney in Fact

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                        INDEX TO EXHIBITS


                                                        Method
Exhib                  Description                    Of Filing
 it

4      Archer-Daniels-Midland Company Incentive      Incorporate
       Compensation Plan                             d by
                                                     Reference

5      Opinion of D.  J. Smith                       Filed
                                                     Electronica
                                                     lly

23.1   Consent of D.  J. Smith
       (contained in Exhibit 5 to this Registration
       Statement)

23.2   Consent of Ernst & Young  LLP                 Filed
                                                     Electronica
                                                     lly
24     Powers of Attorney                            Filed
                                                     Electronica
                                                     lly



/TABLE
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_______________________________
(1)   Incorporated by reference to Exhibit A to the  Registrant's
Definitive Proxy Statement filed with the Securities and Exchange
Commission on September 15, 1999 (File No. 001-00044).

